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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Hovnanian Enterprises, Inc. (the "Company"), K. Hovnanian Enterprises, Inc. and certain subsidiaries of the Company for the registration of $350,000,000 in aggregate principal amount of Senior Notes and Guarantees of such Senior Notes and to the incorporation by reference therein of our reports dated January 10, 2006 with respect to the consolidated financial statements of Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hovnanian Enterprises, Inc., included in its Annual Report (Form 10-K) for the year ended October 31, 2005, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
May 31, 2006

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Consent of independent registered public accounting firm